Exhibit 99.2

As part of its Registration Statement filed on Form S-1 dated July 2, 1998 (the "Registration Statement"), Visual Networks, Inc. included audited consolidated financial statements as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 and unaudited consolidated financial statements as of June 30, 1998 and for the six months ended June 30, 1997 and 1998, all of which have been restated to reflect the acquisition of Net2Net Corporation by Visual Networks, Inc. This merger transaction has been accounted for as a pooling of interests. The following financial statements provide the additional required financial statements which was not included as part of the Registration Statement. It is suggested that these financial statements be read in conjunction with the financial statements, and the notes thereto, included in the Registration Statement.

                              Visual Networks, Inc.

                          Consolidated Balance Sheets
                (in thousands, except share and per share data)

                                                                                             March 31,
                                                           Assets                              1998             December 31,
Current assets:                                                                             (unaudited)             1997
                                                                                            -----------         ------------
  Cash and cash equivalents ......................................................             $53,027               $8,902
  Accounts receivable, net of allowance of $489 and $412, respectively ...........               3,606                3,559
  Inventory ......................................................................               4,286                3,724
  Other current assets ...........................................................                 513                  602
                                                                                            -----------         ------------
      Total current assets .......................................................              61,432               16,787
Property and equipment, net ......................................................               1,972                1,824
                                                                                            -----------         ------------
       Total assets ..............................................................             $63,404              $18,611
                                                                                            ===========         ============

                                             Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable and accrued expenses ..........................................              $6,912               $5,794
  Customer deposits ..............................................................               2,914                3,068
  Accrued compensation ...........................................................                 853                1,606
  Deferred revenue ...............................................................               5,261                5,211
  Bank line of credit ............................................................                 805                  126
  Loan payable to stockholder ....................................................                 500                  500
  Current portion of capital lease obligation ....................................                 358                  379
                                                                                            -----------         ------------
     Total current liabilities ...................................................              17,603               16,684
Capital lease obligation, net of current portion .................................                 289                  374
                                                                                            -----------         ------------
     Total liabilities ...........................................................              17,892               17,058
                                                                                            -----------         ------------

Redeemable convertible preferred stock:
  Series B, Series C, Series D and Series E redeemable convertible cumulative preferred stock, $.01 par value, 7,229,438 shares authorized in aggregate,
     7,228,473 issued and outstanding as of December 31, 1997 and no shares outstanding as of March 31, 1998 (aggregate liquidation preference of
     $14,484 as of December 31, 1997) ............................................                   -               14,855

Stockholders' equity:
  Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued
     and outstanding .............................................................                   -                    -
  Series A convertible preferred stock, $.01 par value, 347,070 shares authorized,
     347,070 shares issued and outstanding as of December 31, 1997 and no shares outstanding as of March 31, 1998 (aggregate liquidation preference of $149
     as of December 31, 1997) ....................................................                   -                    3
  Common stock, $.01 par value, 50,000,000 shares authorized, 19,818,461 and
     5,005,140 shares issued and outstanding as of March 31, 1998 and
     December 31, 1997, respectively .............................................                 198                   50
  Deferred compensation ..........................................................                (235)                (247)
  Additional paid-in capital .....................................................              73,246               12,783
  Accumulated deficit ............................................................             (27,697)             (25,891)
                                                                                            -----------         ------------
     Total stockholders' equity ..................................................              45,512              (13,302)
                                                                                            -----------         ------------
      Total liabilities and stockholders' equity .................................             $63,404              $18,611
                                                                                            ===========         ============


         See accompanying notes to consolidated financial statements.

                             Visual Networks, Inc.


                     Consolidated Statements of Operations
                                  (unaudited)
                (in thousands, except share and per share data)


                                                          For the three months ended March 31,
                                                          --------------------------------------
                                                                1998                1997
                                                          -----------------    -----------------

Revenues ............................................            $10,327              $3,988
Cost of goods sold ..................................              4,541               1,705
                                                            ------------        ------------
   Gross profit .....................................              5,786               2,283
                                                            ------------        ------------

Operating expenses:
  Research and development ..........................              2,427               1,584
  Sales and marketing ...............................              3,698               2,839
  General and administrative ........................              1,190                 690
                                                            ------------        ------------
   Total operating expenses .........................              7,315               5,113
                                                            ------------        ------------
Income (loss) from operations .......................             (1,529)             (2,830)
Interest income, net ................................                389                  37
                                                            ------------        ------------
Income (loss) before income taxes ...................             (1,140)             (2,793)
Income taxes ........................................               (495)                  -
                                                            ------------        ------------
Net income (loss) ...................................             (1,635)             (2,793)
Preferred dividends and accretion ...................               (144)               (364)
                                                            ============        ============
Net income (loss) applicable to common shareholders .            $(1,779)            $(3,157)
                                                            ============        ============
Basic and diluted earnings (loss) per common share ..             $(0.14)             $(0.65)
                                                            ============        ============
Weighted average shares outstanding .................         12,777,327           4,874,755
                                                            ============        ============
Pro forma basic and diluted net
  loss per common share .............................             $(0.09)             $(0.18)
                                                            ============        ============
Pro forma weighted average
  common shares outstanding .........................         17,788,828          15,480,490
                                                            ============        ============


          See accompanying notes to consolidated financial statements.

                             VISUAL NETWORKS, INC.

      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                      STOCKHOLDERS' EQUITY (DEFICIT)
                                                   REDEEMABLE      -----------------------------------------------------------------
                                                   CONVERTIBLE       SERIES A CONVERTIBLE
                                                 PREFERRED STOCK        PREFERRED STOCK           COMMON STOCK
                                               ------------------- --------------------------- ---------------------     DEFERRED
                                                 SHARES    AMOUNT      SHARES        AMOUNT       SHARES    AMOUNT     COMPENSATION
                                               ---------- -------- -------------  ------------ ---------- ----------  --------------
BALANCE, DECEMBER 31, 1997...................   7,228,473 $ 14,855    347,070        $ 3        5,005,140    $ 50        $(247)
    Accretion on preferred stock (unaudited).          --       16         --         --               --      --           --
    Accrued dividends on preferred stock
      (unaudited)............................          --      125         --         30               --      --           --
    Conversion of preferred stock and payment
      of dividend (unaudited)................  (7,228,473) (14,996)  (347,070)       (33)      10,605,735     106           --
    Issuance of common stock (unaudited).....          --       --         --         --        4,025,000      40           --
    Exercise of stock options (unaudited)....          --       --         --         --          182,586       2           --
    Amortization of deferred compensation
      (unaudited)............................          --       --         --         --               --      --           12
    Net loss (unaudited).....................          --       --         --         --               --      --           --
                                               ---------- --------   --------        ---       ----------    ----        -----
BALANCE, MARCH 31, 1998 (UNAUDITED)..........          -- $     --         --        $--       19,818,461    $198        $(235)
                                               ========== ========   ========        ===       ==========    ====        =====



                                                         STOCKHOLDERS' EQUITY (DEFICIT)
                                               ---------------------------------------------------
                                                ADDITIONAL
                                                 PAID-IN-           ACCUMULATED
                                                 CAPITAL              DEFICIT              TOTAL
                                               -----------        ---------------       ----------
BALANCE, DECEMBER 31, 1997...................   $12,783            $(25,891)            $(13,302)
    Accretion on preferred stock (unaudited).        --                 (16)                 (16)
    Accrued dividends on preferred stock
      (unaudited)............................        --                (155)                (125)
    Conversion of preferred stock and payment
      of dividend (unaudited)................    14,923                  --               14,996
    Issuance of common stock (unaudited).....    45,378                  --               45,418
    Exercise of stock options (unaudited)....       162                  --                  164
    Amortization of deferred compensation
      (unaudited)............................        --                  --                   12
    Net loss (unaudited).....................        --              (1,635)              (1,635)
                                                -------            --------              -------
BALANCE, MARCH 31, 1998 (UNAUDITED)..........   $73,246            $(27,697)             $45,512
                                                =======            ========              =======



         See accompanying notes to consolidated financial statements.

\                              Visual Networks, Inc.

                     Consolidated Statements of Cash Flows
                                   (unaudited)
                                 (in thousands)

                                                                                 For the three months ended
                                                                                          March 31,
                                                                         -------------------------------------
                                                                                 1998              1997
                                                                         -----------------    ----------------

Cash flows from operating activities:
Net Income (loss) .....................................................       $ (1,635)           $(2,793)
Adjustments to reconcile net income (loss) to net cash
  (used in) provided by operating activities:
     Depreciation and amortization ....................................            478                197
Changes in assets and liabilities--
     Accounts receivable ..............................................            (47)               198
     Inventory ........................................................           (562)               247
     Other current assets .............................................             89                (94)
     Accounts payable and accrued expenses ............................          1,118              1,054
     Customer deposits ................................................           (154)                 -
     Accrued compensation .............................................           (753)              (274)
     Deferred revenue .................................................             50                764
                                                                              --------           --------
          Net cash used in operating activities .......................         (1,416)              (701)
                                                                              --------           --------

Cash flows from investing activities:
     Expenditures for property and equipment ..........................           (613)              (244)
                                                                              --------           --------
          Net cash used in investing activities .......................           (613)              (244)
                                                                              --------           --------

Cash flows from financing activities:
     Proceeds from issuance of common stock - option exercises ........            164                  6
     Net borrowings (repayments) under credit agreements ..............            679                  -
     Proceeds from issuance of common stock in initial public offering,
          net of offering costs .......................................         45,447                  -
     Payment of Series A dividends ....................................            (30)                 -
     Principal payments on capital lease obligations ..................           (106)               (47)
                                                                              --------           --------
          Net cash provided by (used in) financing activities .........         46,154                (41)
                                                                              --------           --------

Net increase (decrease) in cash and cash equivalents ..................         44,125               (986)
Cash and cash equivalents, beginning of period ........................          8,902              7,551
                                                                              ========           ========
Cash and cash equivalents, end of period ..............................       $ 53,027           $  6,565
                                                                              ========           ========

Supplemental cash flow information:
Cash paid for interest ................................................       $     83           $     28
Cash paid for income taxes .............................................      $    193           $      -
                                                                              ========           ========



          See accompanying notes to consolidated financial statements.

                              VISUAL NETWORKS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1998

(1)        NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Visual Networks, Inc. ("Visual" or the "Company") is engaged in developing, manufacturing and marketing wide-area-network service level management systems. The Company's operations are subject to certain risks and uncertainties including, among others, successful implementation of the Company's sales and distribution model, dependence on a very limited number of significant customers, rapidly changing technologies, current and potential competitors with greater financial, technological, production, and marketing resources, dependence on key management personnel, limited protection of intellectual property and proprietary rights, integration of its recent acquisition of Net2Net corporation, uncertainty of future profitability and possible fluctuations in financial results.

NET2NET ACQUISITION

     On May 15, 1998, Visual acquired Net2Net Corporation ("Net2Net") in a merger transaction accounted for as a pooling of interests. Net2Net is engaged in developing, manufacturing and marketing Asynchronous Transfer Mode ("ATM") wide-area-network management and analysis systems. Visual issued 2,056,204 shares of its common stock in exchange for all of the outstanding preferred and common stock of Net2Net. In addition, outstanding Net2Net stock options were converted into options to purchase 189,733 shares of Visual common stock. The accompanying consolidated financial statements have been retroactively restated to reflect the combined financial position and combined results of operations and cash flows for all periods presented, giving effect to the acquisition as if it had occurred at the beginning of the earliest period presented (hereafter, Visual and Net2Net are collectively referred to as the "Company").

FINANCIAL STATEMENT PRESENTATION

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

These financial statements are unaudited and have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission regarding interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements, and it is suggested that these financial statements be read in conjunction with the financial statements, and the notes thereto, included in the Company's Registration Statement filed on Form S-1 dated July 2, 1998. In the opinion of management, the comparative financial statements for the fiscal periods presented herein include all adjustments that are normal and recurring which are necessary for a fair statement of the results for the interim periods. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results for the entire year ending December 31, 1998.

REVENUE RECOGNITION

The Company generally recognizes revenue from sales of its products upon delivery and passage of title to the customer. Where agreements provide for evaluation or customer acceptance, the Company recognizes revenue upon completion of the evaluation process and acceptance of the product by the customer. Maintenance contracts call for the Company to provide technical support and software updates to customers. The Company recognizes product support and maintenance revenue, including maintenance revenue that is bundled with product sales, ratably over the term of the contract period, which ranges from one to three years.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of purchase to be cash equivalents. As of March 31, 1998 cash equivalents are currently invested in short-term U.S. Treasury obligations and repurchase agreements collateralized by U.S. Treasury securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying values of current assets and current liabilities approximate fair value because of the relatively short maturities of these instruments.

INVENTORY

Inventory is stated at the lower of average cost or market. Inventory consists of the following (in thousands):

                                                           March 31,         December 31,
                                                             1998                1997
                                                           ------------------------------
      Raw materials.................................       $  479               $  439
      Work-in progress..............................        1,031                  635
      Finished goods................................        2,776                2,650
                                                           ------------------------------
                                                           $4,286               $3,724

INCOME TAXES

The Company accounts for income taxes in accordance with Statements of Financial Accounting Standards ("SFAS") No. 109 "Accounting for Income Taxes". Under SFAS No. 109, deferred tax assets and liabilities are computed based on the difference between the financial statement and income tax bases of assets and liabilities using the enacted marginal tax rate. SFAS No. 109 requires that the net deferred tax asset be reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the net deferred tax asset will not be realized.

NET LOSS PER COMMON SHARE

     In March 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 128, "Earnings Per Share". SFAS No. 128 requires dual presentation of basic and diluted earnings per share. Basic loss per share includes no dilution and is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding for the period.

     Diluted loss per share includes the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. Options to purchase 1,463,772 and 2,040,107 shares of common stock that were outstanding at at March 31, 1997 and 1998 were not included in the computation of diluted loss per share as their effect would be anti-dilutive. The effect of preferred stock convertible into 10,605,735 shares of common stock as of March 31, 1997 was not included in the computation of diluted loss per share for the three months ended March 31, 1997, as such effect would have been anti-dilutive. The effect of preferred stock convertible into 10,605,735 shares of common stock outstanding from January 1, 1998 to February 11, 1998 was not included in the computation of diluted loss per share for the three months ended March 31, 1998 as such effect would have been anti-dilutive. The effect of the conversion of the preferred stock into 10,605,735 shares of common stock is included in the computation of both basic and diluted loss per share from the date of conversion on February 11, 1998. As a result, the basic and diluted loss per share amounts are identical for all periods presented. Pro forma basic and diluted weighted average common shares outstanding assumes the conversion of all of the Company's outstanding convertible preferred stock into common stock for each period presented.

(2)        NEW ACCOUNTING PRONOUNCEMENTS

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, "Reporting Comprehensive Income" and No. 131, "Disclosures about Segments of an Enterprise and Related Information." These statements become effective for the Company's 1998 financial statements. The adoption of these new pronouncements will not have a material impact on the Company's results of operations, financial position or cash flows.

(3)        INITIAL PUBLIC OFFERING

In February 1998, Visual completed an initial public offering ("IPO") of 4,025,000 shares of the Company's common stock, par value $.01, resulting in net proceeds of approximately $45.4 million. All of the shares sold were issued and sold by the Company. Concurrent with the offering, the Series A convertible preferred stock and its Series B, C, D, and E redeemable convertible preferred stock were converted into 485,890 and 10,119,845 shares of common stock, respectively.